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                                                                    EXHIBIT 10.4

                     [INDIAN CURRENCY -- FIFTY RUPEE NOTE]


                    PROFORMA FOR PERFORMANCE BANK GUARANTEE

To

The President of India
acting through the Telegraph Authority

In consideration of the President of India acting through the Telegraph Authority (hereinafter referred to as 'the Authority') having agreed to grant a licence to Satyam Infoway Limited, 35 Velachery Road, Little Mount, Chennai 600 015, (hereinafter called the 'LICENSEE' to establish, maintain and operate Internet service (hereinafter called the SERVICE') on the terms and conditions contained in the said Licence, which interalia provides for production of a Bank Guarantee to the extent of Rs. 2,00,00,000/- (Rupees two crores only) for the service by way of security for the due observance and performance of the terms and conditions of the said licence, we IDBI Bank Ltd., a company incorporated under the Companies Act 1956 and a banking company within the meaning of the Banking Regulation Act, 1949 and having its registered office at Chaturvedi Mansion, 2nd Floor, 26/4 Old Palasia, Agra-Bomaby, Road, Indore 452 001 and among other places a branch at P.M. Towers, 37 Greams Road, Chennai 600 006 (hereinafter referred to as 'the Bank') at the request of the LICENSEE hereby irrevocably and unconditionally guarantee to the Authority that the Licensee shall render all necessary and efficient services which may be required to be rendered by the LICENSEE in connection with and/or for the performance of the said LICENSEE and further guarantees that the service which shall be provided by the LICENSEE under the said licence, shall be actually performed in accordance with terms & conditions of the LICENCE to the satisfaction of the Authority.
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2.   We, the bank hereby undertake to pay to the Authority an amount not exceeding Rs. 2,00,00,000/- (Rupees two crores only) against any loss or damage caused to or suffered or would be caused to or suffered by the Authority by reason of any breach by the said LICENSEE of any of the terms and conditions contained in the said licence.

3. We, the bank hereby, in pursuance of the terms of the said licence, absolutely, irrevocably and unconditionally guarantee as primary obliger and not merely as surety the payment of an amount of Rs. 2,00,00,000/- (Rupees two crores only) to the Authority to secure due and faithful performance by the LICENSEE of all his/their obligations under the said Licence.

4. We, the bank hereby also undertake to pay the amounts due and payable under this guarantee without any demur, merely on a demand from the Authority stating that the amount claimed is due by way of loss or damage caused or would be caused to or suffered by the Authority by reason of breach by the said LICENSEE of any of the terms or conditions contained in the said Licence or by reason of the LICENSEE's failure to perform any of it's obligations under the said Licence."

5. We, the bank, do hereby agree that the decision of the Authority as to whether the licensee has failed to or neglected to perform or discharge his duties and obligations as aforesaid and/or whether the service is free from deficiencies and defects and is in accordance with or not of the terms & conditions of the said Licence and as to the amount payable to the Authority by the Bank hereunder shall be final and binding on the Bank.

6.   WE, THE BANK, DO HEREBY DECLARE AND AGREE that:

     a) the Guarantee herein contained shall remain in full force and effect for a period of two years from the date hereof and that it shall continue to be enforceable till all the dues of the Authority and by virtue of the said Licence have been fully paid and its claims satisfied or discharged or till Authority satisfies that the terms and conditions of the said licence have been fully and properly carried out by the said LICENSEE and accordingly discharged this guarantee.

     b) the Authority shall have the fullest liberty without our consent and without affecting in any manner our obligations hereunder to vary any of the terms and conditions of the said Licence or to extend time of performance of any obligations by the said LICENSEE from time to time or to postpone for any time or from time to time any of the powers exercisable by the Authority against the said LICENSEE and to forbear or to enforce any of the terms and conditions relating to the said Licence and we shall not be relieved from our liability by reason of any variation or extension being granted to the said LICENSEE or forbearance act or
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          omission on the part of the Authority or any indulgence by the
          Authority to the said LICENSEE or to give such matter or thing whatsoever which under the law relating to sureties would but for this provision, have effect of so relieving us.

     c) any claim which we have against the LICENSEE shall be subject and subordinate to the prior payment and performance in full of all the obligations of us hereunder and we will not without prior written consent of the Authority exercise any legal right or remedy of any kind in respect of any such payment or performance so long as the obligations of us hereunder remains owing and outstanding.

     d) this Guarantee shall be irrevocable and the obligations of us herein shall not be conditional of any prior notice by us or by the LICENSEE.

7. We the BANK undertake not to revoke this Guarantee during its currency except with the previous consent of the Authority in writing.

Notwithstanding anything contained hereinabove:

          (i) our liability under this guarantee shall not exceed Rs. 2,00,00,000/-(Rupees two crores only)

          (ii) this Bank Guarantee shall be valid up to and including 3rd November 2000.

          (iii) We are liable to pay the guaranteed amount or any part thereof under this Bank Guarantee only and only if you serve upon us a written claim or demand on or before the expiry of this guarantee.

Dated this 4/th/ day of November 1998.

                  For IDBI BANK LTD.
                  [IDBI BANK LTD. SEAL]

Witness:

1.


2.